UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: February 16, 2007
(Date of earliest event reported)

ROYAL INVEST INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000-27097 --------------------------------	98-021578 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 24th Floor
New York, NY 10019-4702
----------------------------------
(Address of principal executive offices) (Zip Code)

(203) 557-3845
---------------------------------------------------------------
(Registrant’s telephone no., including area code)

---------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01      Entry into a Material Definitive Agreement.

   On or about February 16, 2007 the Registrant through its subsidiary Royal Invest Europe B.V., formerly known as Wah King Properties B.V. through Mr. David Havenaar of Rotterdam, the Netherlands, its Managing Director, entered into a Contract of Sale with Mr. Nielkanth Balewpersad Tewarie of Purmerend, The Netherlands as Seller, and Mr. Franciscus Adrianus Maria Faijdherbe of Amsterdam, the Netherlands as Guarantor to purchase a 2,680 m2 (approximately 28,817 square feet) commercial office building known as Sloterweg 22 in Badhoevedorp, the Netherlands for €3,475,000 (approximately $4,726,000 USD) in cash.  The property which has a yearly rental income of € 311,548, has been appraised by an assessor acceptable to the Bank of Scotland to whom the Registrant is seeking financing for € 3,530,000 (approximately $4,800,800 USD).  In addition the Registrant will pay real estate transfer tax of € 208,500 and approximately € 35,000 in notary transfer expenses.  To date the Registrant has paid on July 4, 2007 € 50,000 in deposit for the acquisition.  The transaction is subject to bank financing in the amount of € 2,867,000 in bank financing from the Bank of Scotland which the Registrant has applied for and is awaiting a decision and the balance from investors who are in place as soon as the bank financing takes place.

	Open market value					Gross market			ACTUAL	ACTUAL VS
	(incl buyers costs)	LOAN	NET VALUE	M2	RENT/M2	Rental value	%	MULTIPLIER	RENT	MARKET RENT
TERWARI PROPERTY
BADHOEVEDORP (excluding buyers costs)	€3,759,000		€3,759,000	3,040	€94	€286,700	7.6%	13.1	311548	108.7%
	$5,112,240		$5,112,240		$128	$389,912			$423,705

TERWARI PROPERTY
PROPERTY PURCHASE PRICE	€3,475,000	$4,726,000
REAL ESTATE TRANSFER TAX	€208,500	$283,560	6.0%
ADDITIONAL COSTS	€34,750	$47,260	1.0%
TOTAL PURCHASE PRICE	€3,718,250	$5,056,820

Property assets	€3,475,000	$4,726,000
Total payable	€3,475,000	$4,726,000

CASH BALANCE PAYABLE	€3,475,000	$4,726,000		ACQUISITION
REVALUTION PROPERTIES	€40,750	$55,420
PROPERTY VALUE BY ASSESOR (LTV)	€3,759,000	$5,112,240
PROPERTY VALUE FOR BANK LOAN	€3,475,000	$4,726,000		VALUE

NET BANK LOAN	€2,809,538	$3,820,971		LOWER
TRANSACTION COSTS	€57,338	$77,979	2.0%	OF LTC / LTV
GROSS BANK LOAN	€2,866,875	$3,898,950	82.5%	FINANCING

PURCHASE PRICE CASH BALANCE	€665,463	$905,029
FUNDING COSTS	€-	$-	0.0%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL INVEST
(Registrant)

Date: August 13, 2007	By: /s/ JERRY GRUENBAUM
Jerry Gruenbaum
Chief Executive Officer
(Duly Authorized Officer)

Date: August 13, 2007	By: /s/ NATHAN LAPKIN
Nathan Lapkin
Chief Financial Officer
and President
(Principal Financial
and Accounting Officer)